UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 1, 2018

First Choice Bancorp

(Exact name of registrant as specified in its charter)

California	001-38476	82-2711227
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17785 Center Court Drive, N Suite 750 Cerritos, California		90703
(Address of principal executive offices)		(Zip Code)

(562) 345-9092

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by Check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging Growth Company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On July 31, 2018, First Choice Bancorp (“First Choice”) completed its acquisition of Pacific Commerce Bancorp (“Pacific Commerce”) pursuant to the previously announced Agreement and Plan of Reorganization and Merger, dated as of February 23, 2018 (the “Merger Agreement”), by and between First Choice and Pacific Commerce, in which Pacific Commerce was merged with and into First Choice. Immediately following the Merger, Pacific Commerce’s wholly owned bank subsidiary, Pacific Commerce Bank, was merged with and into First Choice’s wholly-owned bank subsidiary, First Choice Bank.

At the effective time of the Merger, each share of Pacific Commerce common stock was converted into the right to receive 0.47689 shares of First Choice common stock, with cash paid in lieu of any fractional shares. In the aggregate, First Choice issued 4,386,965 shares of First Choice common stock in exchange for the outstanding shares of Pacific Commerce common stock. In addition, in connection with the Merger each outstanding stock option issued by First Choice to those Pacific Commerce directors, officers and employees that are continuing with First Choice were converted into a rollover options exercisable into 134,580 shares of First Choice common stock. Those Pacific Commerce directors, officers and employees that are not continuing with First Choice had the option to receive either a rollover option or cash equal to the value of their Pacific Commerce stock option, and after such elections were made, 285,842 rollover options were issued and exercisable into shares of First Choice common stock, and no cash was issued.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.2 to First Choice’s Registration Statement on Form S-4 filed on April 4, 2018, and is incorporated by reference herein.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 2, 2018, First Choice announced the proposed appointments of Ms. Maria Salinas and Messrs. Max Freifeld, Thomas Iino and Luis Maizel as directors of the Company. Such appointments became effective on the close of the merger transaction with Pacific Commerce. In addition, Mr. Freifeld has become a Directors Loan Committee member, Mr. Iino has become an Audit Committee member, and Ms. Salinas has become a Compensation Committee member.

Item 7.01.	Regulation FD Disclosure.

On August 1, 2018, First Choice issued a press release announcing the completion of the Merger. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

The information furnished pursuant to this Item and the related exhibit shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

As permitted by Item 9.01(a)(4) of Form 8-K, First Choice intends to file the historical financial statements required by Item 9.01(a) of Form 8-K as an amendment to this Current Report on Form 8-K not later than 71 days after the date this Current Report on Form 8-K is required to be filed.

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(b) Pro Forma Financial Information.

As permitted by Item 9.01(b)(2) of Form 8-K, First Choice intends to file the pro forma financial information required by Item 9.01(b) of Form 8-K as an amendment to this Current Report on Form 8-K not later than 71 days after the date this Current Report on Form 8-K is required to be filed.

(d)        Exhibits.

2.1	Agreement and Plan of Reorganization and Merger, dated as of February 23, 2018, between First Choice Bancorp and Pacific Commerce Bancorp (incorporated by reference to Exhibit 2.2 to First Choice Bancorp’s Registration Statement on Form S-4 filed on April 4, 2018)*

99.1	Press Release, dated August 1, 2018

*	Certain schedules to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K and First Choice agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule upon request.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Choice Bancorp

Date: August 1, 2018	By:	/s/ Robert M. Franko
	Name:	Robert M. Franko
	Title:	President & Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of First Choice Bancorp, issued August 1, 2018.

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